Exhibit 10.3

CAW/12-20-05	MELF #24-9-645

MACHINERY AND EQUIPMENT LOAN FUND

SECURITY AGREEMENT

THIS AGREEMENT made this 21 day of December, 2005, effective as of December 21, 2005, (the “Effective Date”) between POWER MEDICAL INTERVENTIONS, INC., a corporation organized and existing under the laws of Delaware and having its principal offices at 2021 Cabot Boulevard West, Langhorne, Pennsylvania 19047 (the “Debtor”) and the COMMONWEALTH OF PENNSYLVANIA, acting through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT with an office at 400 North Street, 4th Floor, Harrisburg, Pennsylvania 17120 (the “Department”).

RECITALS

A.                      The Department and the Debtor have entered into a Loan Agreement effective as of the Effective Date (the “Loan Agreement”). Under the Loan Agreement, the Department has agreed to lend the Debtor the principal sum of Five Hundred Thousand Dollars ($500,000) (the “Loan”) upon the terms and subject to the conditions of the Loan Agreement.

B.                        As evidence of its obligation to repay the Loan, the Debtor has signed a Note effective as of the Effective Date (the “Note”) which the Debtor has delivered to the Department. The Note describes the interest rate and the payment terms of the Loan. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings ascribed to them in the Loan Agreement.

NOW THEREFORE, in consideration of the Loan and intending to be legally bound, the Debtor hereby grants, covenants and agrees with the Department as follows:

GRANTING CLAUSE

The Debtor grants to the Department a security interest in the machinery and equipment listed on Exhibit “A” hereto and all parts, replacements and/or substitutions, accessions, equipment, tools and operating manuals and any proceeds thereof and all insurance proceeds therefrom (the “Collateral”).

This Security Agreement secures payment and performance by the Debtor to the Department of the Debtor’s obligations under the Loan Agreement and any other present or future obligations of the Debtor to the Department. Capitalized terms used in this Security Agreement will have the meanings defined in the Loan Agreement.

LOCATION AND USE OF COLLATERAL

Except for the Permitted Lien, Debtor has good, marketable and unencumbered title to the Collateral which it has acquired. Except for the Permitted Lien, Debtor will have good, marketable and unencumbered title to the Collateral which Debtor will acquire in the future. Debtor covenants that the Collateral will be used primarily for Debtor’s business. The Collateral is or will be located at the property commonly known as 2021 Cabot Boulevard West, in Langhome, Bucks County, Pennsylvania (the “Property”). Debtor will not permit any of the Collateral to be removed from the Property without the prior written consent of the Department

The Collateral may be attached to the Property in such a manner as to become a fixture and in that case the security interest created by this Security Agreement and the security interest and liens granted hereunder will attach to the fixtures. The Debtor is the lessee of the Property as evidenced by a copy of a Lease furnished to and reviewed by the Department. If requested by the Department, Debtor will furnish a written disclaimer of any interest in the Collateral by any lessor of the Property.

The proceeds of the obligation secured hereby will be used to purchase and/or defray the cost of purchasing the Collateral and the security interest will create, upon filing of financing statements in the required offices, a perfected first lien upon the Collateral.

DEBTOR’S DUTIES

1.                          Except for the Permitted Lien, Debtor will not permit any lien or security interest to attach to the Collateral nor permit the Collateral to be levied upon, attached or seized, nor permit the Collateral to become an accession to other goods. Debtor will defend the Collateral against the claims and demands of all persons except the Department. Debtor will not lease or dispose of the Collateral without the prior written consent of the Department. Debtor will notify the Department at least 10 days in advance of its intention to acquire any Collateral to be acquired after the Effective Date, and the location of the newly acquired Collateral.

2.                          Debtor agrees to comply with any governmental regulations or statutes which apply to the Collateral and will not commit nor permit any act of waste or injury to the Collateral nor use or permit use of the Collateral in any unlawful manner. Debtor will keep the Collateral in good repair, normal wear and tear excepted. Upon reasonable notice to the Debtor, the Department may inspect the Collateral at reasonable times and intervals and may for this purpose enter the Property.

3.                          The Debtor shall comply with the following insurance requirements:

(a)                      The Debtor shall provide, or cause to be provided, to the Department, a certificate of the following insurance policies:

(i)                         Property Coverage. The Debtor shall keep, or cause to be kept, the Collateral insured for the benefit of the Department under an all-risk hazard insurance policy covering physical loss or damage including fire and extended coverage, collapse, liquid damage, flood (to the extent required below), earthquake and comprehensive boiler/machinery coverage (if applicable), written on a replacement cost basis in an amount not less than the full insurable value of the Collateral, as determined, upon request of the Department, not more than once annually by an appraiser or rating bureau satisfactory to the Department. The Department shall be listed as a loss payee on the policy in a standard clause with the understanding that any obligation imposed upon Debtor (including without limitation, the liability to pay premiums) shall be the sole obligation of Debtor and not that of the Department. All coverage shall be written with a valid agreed amount endorsement and in a sufficient amount to prevent any coinsurance penalty.

(ii)                      General Liability Coverage. The Debtor shall maintain, or cause to be maintained, general liability insurance, in an amount not less than $1,000,000, which policy shall include coverage of all buildings and improvements now or hereafter erected upon the Premises.

(iii)                   Worker’s Compensation Insurance. While this Security Agreement is in effect, the Debtor shall also maintain, or cause to be maintained, worker’s compensation insurance (containing a stop gap endorsement) in amounts satisfactory to the Department.

(b)                     With respect to all insurance maintained pursuant to this Section 3, such policies shall be endorsed to provide that:

(i)                         the insurers thereunder waive all rights of subrogation against the Department, any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

(ii)                      such insurance is primary without right of contribution of any other insurance carried by or on behalf of the Department; and

(iii)                   if such insurance is cancelled by the insurer for any reason whatsoever (including without limitation, nonpayment of premium) or any substantial change is made in the coverage that affects the interests of the Department, such cancellation or substantial change is not to be effective as to the Department until thirty (30) days after receipt by the Department of notice sent to the Department as specified in the Loan Agreement.

(c)                      The Department shall receive copies of all of said certificates upon the execution of this Security Agreement and upon each renewal, expansion or modification thereof, together with a current Acord 27 Evidence of Property Insurance Certificate.

(d)                     All insurance policies described in this Section 3 shall be written by insurance companies licensed to do business within the Commonwealth of Pennsylvania and satisfactory to the Department.

(e)                      Each year until the Loan is paid in full, (i) the Debtor shall pay, or cause to be prepaid, the premiums for such year of all such insurance, when due and on such terms as shall be negotiated with the insurance companies, before such insurance lapses; and (ii) the Debtor shall deliver to the Department, or cause to be delivered, at least thirty (30) days before such premiums are due, evidence of payment of such premiums together with certificates of such insurance and copies of a current Acord Evidence of Property Insurance Certificate.

(f)                        Any modification by the Debtor of any of the above-listed insurance policies must be approved by the Department in writing prior to the effective date of such modification. The Debtor must inform the Department of any modification of any of the above-listed insurance policies by the insurance carrier within fifteen (15) days of receipt of the notice by the insurance carrier

(g)                     The Debtor shall cause each insurer or broker to advise the Department promptly in writing of any default in the payment of any premiums or any other act or omission on the part of Debtor or any contractor of Debtor which might invalidate or render unenforceable, in whole or part, any insurance provided hereunder. The Department, at its sole option, may obtain such insurance if not provided by Debtor, and in such event, Debtor shall reimburse the Department upon demand for the cost thereof, together with interest from the date of payment of the premiums by the Department to the date on which Debtor repays such premiums, at the rate set forth in Section 7 hereof. Upon the occurrence and continuance of an Event of Default, all proceeds payable from any property and casualty insurance policy described above which are payable to the Department shall be paid to the Department, without the consent of Debtor.

(h)                     The Debtor expressly consents and agrees to the following:

(i)                         The Department may settle all claims under all such policies except worker’s compensation and may demand, receive and receipt for all moneys becoming payable thereunder. The proceeds under any policy shall be paid by the insurer to the named insured and the Department as their interests may appear, and the Department in its discretion may apply the amount so collected toward the payment of the Indebtedness or toward the alteration, reconstruction, repair or restoration of the Collateral or any portion thereof. The Department agrees, so long as no Event of Default has been declared and is contintuing, to apply the proceeds under any policy towards the alteration, reconstruction, repair or restoration of the Collateral or any portion thereof.

(ii)                      With respect to all insurance maintained pursuant to this Section 3, the interests of the Department are not invalidated by any action or inaction of Debtor or any other natural or artificial person and the Department is insured regardless of any breach or violation by Debtor or any other person of any warranties, declarations or conditions contained in such policies.

4.                          Debtor will pay all taxes or governmental charges levied against the Collateral or its use before the taxes or governmental charges become delinquent and will provide the Department with evidence of payment upon request.

5.                          Debtor agrees that the Department may at any time and from time to time, file financing statements, continuation statements and amendments thereto (collectively, the “Financing Statements”) and that the Financing Statements may describe the Collateral in particular or in generic terms. Debtor further agrees that the Financing Statements may contain any information (including but not limited to whether the Debtor is an organization, the type of organization and the organization identification number issued to the Debtor) required by the Uniform Commercial Code as codified at 13 Pa.C.S.A§ 9101, et seq. (the “UCC”) to be deemed sufficient and/or acceptable by any filing office (as defined in the UCC). The Debtor agrees to furnish any such information to the Department promptly upon request. Any such Financing Statements may be signed by the Department on behalf of the Debtor or may be filed by the Department without the Debtor’s signature and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the UCC is then in effect in that jurisdiction to perfect or continue the Department’s security interest in the Collateral. Debtor will do other acts considered by the Department to be appropriate to secure, maintain, perfect or protect and continue the Department’s security interest in the Collateral and will pay all costs and expenses (including reasonable fees and expenses of counsel and filing fees) related to the preparation and filing of any financing statements, continuation statements or other documents related to the protection of the Department’s security interest in the Collateral.

6.                          Debtor shall not change its name without notice to the Department.

7.                          At its option, and without any obligation to do so, the Department may pay any taxes, assessments, liens, security interest or other encumbrances at any time placed against the Collateral, and may pay for insurance, repair and preservation of the Collateral and any necessary expenses, including reasonable attorney fees, to protect the priorities of the Department’s interests in the Collateral and in exercising its rights and remedies on default. All such sums so paid or advanced by the Department shall immediately and without demand be secured hereby and be repaid by the Debtor to the Department, together with interest thereon at the rate of fifteen percent (15%) per annum, and shall be added to the principal of the indebtedness and be secured by this Security Agreement. The production of a receipt by the Department shall be conclusive proof of a payment or advance authorized hereby, and the amount and validity thereof.

8.                          Debtor agrees to indemnify and save harmless the Department from any loss, or damage caused by the Collateral or its use and to immediately give written notice to the Department of any loss or damage to, or loss of possession of, the Collateral, occasioned by any cause whatsoever.

9.                          If the Collateral should deteriorate in market or actual value, Debtor shall promptly after demand reduce the debt to the Department to the extent specified by it, or increase the Collateral in sufficient amounts to fully collateralize the Department.

EVENTS OF DEFAULT

An event of default hereunder (an “Event of Default”) shall be the occurrence of any Event of Default as defined in the Loan Agreement.

REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, in addition to the remedies provided in the Loan Agreement and the other Loan Documents, the Department will have the immediate right to pursue any or all of the of the remedies available to a secured party under the Pennsylvania Uniform Commercial Code. In furtherance of those remedies, the Department may require

Debtor to assemble all or any part of the Collateral and make it available to the Department at any place designated in a notice sent to Debtor. The Debtor agrees that the Department’s place of business shown on this Security Agreement is a place reasonably convenient to it to assemble the Collateral. The Debtor agrees that a notice sent to it by first class mail thirty days before the time of any public sale or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.

MISCELLANEOUS

Time is of the Essence in the interpretation of this Security Agreement.

No failure or delay of the Department in exercising any right or remedy shall be a waiver thereof. No single or partial exercise by the Department of any right or remedy hereunder will preclude any other or future exercise of any other right or remedy. Any notice required to be given hereunder shall be given by following the procedure outlined in Section 8.14 of the Loan Agreement. This Security Agreement shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania including its statutes of limitation but without regard to its rules regarding conflicts of laws. The venue of any action brought upon this agreement, shall be Dauphin County or the county wherein the Project is located. All the terms of the Security Agreement will inure to the benefit of and bind the successors and assignees of the parties. This Security Agreement may be amended in writing only. Such amendment must be executed by any party against whom enforcement of any waiver, modification or discharge is sought. The recitals set forth herein constitute a material part of this agreement and are expressly incorporated herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this 21 day of December, 2005.

ATTEST:	POWER MEDICAL INTERVENTIONS, INC.

/s/ Elizabeth McLoughlin	By:	/s/ Michael P. Whitman
Elizabeth McLoughlin, Secretary		Michael P. Whitman, Chief Executive Officer and Treasurer

EXHIBIT “A”

The “Collateral” – the machinery, equipment and other tangible personal properly listed below, and all parts, replacements and/or substitutions, additions and accessions, any equipment in which the equipment listed below has been incorporated into, tools and operating manuals thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

Cartridge, Blue Mold	Medtech
Cartridge, Green Mold	Medtech
Anvil Tool	Precision Metal Products Inc.
Inducer Sleeve/Ring Tool	Dielectrics
Mold for Staple Retainer	Quickparts
Pusher Insertion Tool	MedTech Automation
Amsco Eagle Scries Sterilizer	Medical Resource USA
Crimp Press	Eastern Tool
Overhead cabinets, work stations	Corporate Interiors
Plastic Injection Mold, Staple Housing	Scan Tool
Pusher Finger Single Cavity	Scan Tool
21mm Pusher Fingers To	Seitz Corporation
Cleanroom Workstations and Tables	J&J Material Handling Systems
Laboratory Heat Sealer	Sencorp	12AS002
Pusher finger Tool, 06-01924	Seitz Corporation
Qdrive Tool, 06-01916	Seitz Corporation
Telephone System	Eastcomm
Telephone System	Thompson Telephone
Tool, 06-01861-001 Plate	EPC Incorporated
Tool, 06-01864-001 Ring	EPC Incorporated
Tool, 06-01869-001 Tube	EPC Incorporated
Tool, 06-01914	Coining Technologies
Tool, 09-01910	EPC Incoporated
Vertical Lift Module	V&H Material Handling
Vertical Lift Module	V&H Material Handling
Single Cavity End Cap Mold	Scan Tool
Alloyd Model Aerg02 Plus Blister Sealing Machine	Alloyd Co. Inc.
CNC Video Inspection System	Dengel Associates	VG051501
Housing Quick Connect Tool	Seitz Corporation
Lathe	Action Machinery	IILVH-11256-T
Milling Machine	Action Machinery	233617
Molded Hard Plastic Tote	V&H Material Handling
One Cavity Knife Pad Tool	Seitz Corporation
Pressure Monitoring System	Amega Scientific Corp.
Retainer Mold	Moldamatic
Rotomat Filing System	J&J Material Handling Systems
Single Cavity Handle Mold	Scan Tool
Spur Gear Clamp Tool	Seitz Corporation
Telephone Additional Equip.	Thompson Telephone
Crimp Die Press	Eastern Tool
NIKON Measuring System MM-40	BDS Technologies
Remstar Vertical Carusel	V&H Material Handling
Rousseau Workstations w/ESD Tops	J&J Material Handling Systems
Telephone Additional Equip.	Thompson Telephone